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                                                                    EXHIBIT 23.4



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Wit SoundView Group, Inc. on Form S-8 of our report dated November 22, 1999, relating to the consolidated financial statements of E*OFFERING Corp. and subsidiary as of September 30, 1999 and for the period from November 13, 1998 (inception) to September 30, 1999, appearing in the Form 8-K of Wit SoundView Group, Inc., dated June 5, 2001.



/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
June 15, 2001